UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 14, 2006
(Date of earliest event reported)

WINSONIC DIGITAL MEDIA GROUP, LTD.

(Exact name of Registrant as specified in its charter)

Nevada	000-32231	52-2236253
(State of Incorporation)	Commission File number	(IRS EIN #)

101 Marietta Street, Suite 2600
Atlanta, Ga. 30303

(Address of principal executive offices)(Zip Code)

Registrant's Telephone Number: (404)-230-5705

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on March 1, 2006, De Joya & Company, the independent registered public accounting firm who was previously engaged as the principal accountant to audit the Company's financial statements has resigned.  The Registrant has been notified that De Joya & Company has decided to withdraw from the Public Company Auditing Oversight Board and will no longer be performing public company audits.

De Joya & Company audited the Company's financial statements for the fiscal year ended December 31, 2004. This firm's report on these financial statements was modified as to uncertainty that the Company will continue as a going concern; other than this, the accountant's report on the financial statements for the period neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2004 and preceding such change, there were no disagreements with De Joya & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred during the fiscal year ended December 31, 2004 and the period preceding such change

A letter from DeJoya & Company addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements is included as Exhibit 16.1 to this Form 8-K.

(b) On March 3, 2006, the Company engaged De Joya Griffith & Company, LLC as its independent registered public accounting firm to review the Company's unaudited financial statements for the quarter periods ended March 31, 2005, June 30, 2005 and September 30, 2005. During the fiscal year ended December 31, 2004 and the period prior to engaging this firm, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number 16.1	Description Letter of DeJoya & Co. dated March 10, 2006, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 06

WINSONIC DIGITAL MEDIA GROUP, LTD.

/S/ Winston Johnson
By: Winston Johnson, CEO, Director